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                                                                   Exhibit 10.70



                   AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT


     THIS AMENDMENT NO. 1 (this "FIRST AMENDMENT") is made as of this 21st day of June 2001 by and between INSCI-STATEMENTS.COM, CORP., a Delaware corporation with an address at Two Westborough Business Park, Westborough, Massachusetts 01581 (the "COMPANY"), and SELWAY MANAGEMENT, INC., a Delaware corporation, with an address at 100 Bomont Place, Totowa, New Jersey 07512 ("SELWAY") and amends that certain Management Agreement as of November 1, 2000 between the Company and Selway (the "INITIAL AGREEMENT"). All capitalized terms used in this First Amendment and not defined herein shall have the meaning ascribed thereto in the Initial Agreement.

                                    RECITALS
                                    --------

WHEREAS: the Company and Selway entered into the Initial Agreement pursuant to which Selway provides the Company with ongoing management and consulting services with respect to the development of the Company's business;

WHEREAS: Selway Partners, LLC (the "INVESTOR"), Selway and the Company have entered into an Investment Agreement of even date herewith (the "INVESTMENT AGREEMENT") pursuant to which the Investor shall purchase and the Company shall sell and issue to the Investor or Selway certain of the Company's Convertible Subordinated Debentures (the "DEBENTURES"), in accordance with the terms and conditions set forth in the Investment Agreement; and

WHEREAS: Selway and the Company desire to amend the Initial Agreement to alter the terms relating to the consideration paid to Selway for its services, as amended by this First Amendment from and after the date of this First Amendment, all as more fully described in this First Amendment;

NOW THEREFORE, in consideration for the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to modify and amend certain provisions of the Initial Agreement as follows:

1. CONSIDERATION

     Company and Selway hereby agree to amend Section 2.1 of the Initial Agreement as it relates to the payment of compensation for services provided by Selway for the benefit of the Company by omitting such Section 2.1 in its entirety and substituting the following therefor:

      "2.1 On or before June 15, 2001 remit to Selway Thirty Thousand and 00/100 Dollars ($30,000.00) (the "JUNE 2001 PAYMENT") made payable to Selway, which June 2001 Payment is comprised of management fee payments for the months of May 2001 and June 2001 of Fifteen Thousand and 00/100 ($15,000.00) Dollars for each such month, which payments have not been made as of the date hereof. On the first day of July 2001 and on the first day of each month of the term of this Agreement thereafter, remit to Selway Fifteen Thousand and 00/100 Dollars ($15,000.00) made payable to Selway. Each such monthly payment of Fifteen Thousand and 00/100 Dollars ($15,000.00) shall hereinafter be referred to as the "MONTHLY FEE"). At the sole option of Selway, such Monthly Fees shall be payable in either (a) cash; or
            (b) in such number of Debentures (as defined in the Investment Agreement dated of even date herewith (the "INVESTMENT AGREEMENT") by and among the Company, Selway Partners LLC and Selway) of the Company as shall have an aggregate principal value equal to each such Monthly Fee. If, in any such month, Selway elects to receive such Monthly Fee in the form of Debentures, the Company shall issue a Debenture in favor of Selway substantially in the form annexed as Exhibit C to the Investment Agreement, which Debenture shall be subject to the terms and conditions of the Investment Agreements (as defined in the Investment Agreement), including, without limitation, being subject to the security interest granted by the Company in favor of the holders of such Debentures pursuant to such Investment Agreements. The foregoing notwithstanding, Selway agrees to waive its right to receive the Series B Preference Amount upon the incurrence of a Liquidation Event (as each such term is defined in the Certificate of Designations, Number, Powers, Conversion Rights, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of Series B Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATION")). Selway agrees that upon the occurrence of a Liquidation Event, it shall be entitled to receive such amount as is set forth in Section 4(c)(1)(Y) of the Certificate of Designation.If, in any such month, Selway elects to receive such Monthly Fee in the form of cash, such amount shall be remitted to Selway at the address set forth in the introductory paragraph to this Agreement. Selway hereby elects to receive the June 2001 Fee in the form of Debentures with an aggregate principal value equal to the June 2001 Payment in the form set forth above."

2. AUTHORIZATION OF SHARES

     Section 4.4 of the Initial Agreement is hereby amended by adding (a) "and Preferred Shares (as defined in the Investment Agreement) into which the Debentures are convertible" after the first occurrence of "Common Stock" therein and (b) "and Preferred Shares into which the Debentures are convertible" after each other occurrence of "Common Stock" in such Section 4.4.

3. AUTHORIZATION; ENFORCEABILITY

     All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all its obligations under this First Amendment has been taken. This First Amendment, when executed and delivered by the Company, will constitute the valid, binding and enforceable obligations of the Company, legally enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4. INITIAL AGREEMENT RATIFIED AND CONFIRMED

     The Initial Agreement, as specifically amended by this First Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Selway and Company each hereby confirm that all representations and warranties made by each of them in the Initial Agreement are true and correct as of the date hereof.

5. MISCELLANEOUS

     The Initial Agreement, as amended by this First Amendment, constitutes the entire understanding of the parties with respect to its subject matter and supersedes all previous agreements, arrangements and understandings, written or oral. No waiver or modification of this First Amendment will be valid or binding unless in writing and signed by both parties and no waiver of any breach or default will be deemed to be a waiver of any preceding or subsequent breach or default. This First Amendment may be executed in several counterparts and by each party on a separate counterpart each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. This First Amendment shall for all purposes be construed in accordance with the laws of the State of New Jersey.

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     IN WITNESS WHEREOF, the parties have signed this First Amendment as of the
21st day of June, 2001.


SELWAY MANAGEMENT, INC.                    INSCI-STATEMENTS.COM, CORP.


By: /s/ Yaron EITAN                        By: /s/ HENRY F NELSON
    ---------------                            ------------------
Name:  Yaron Eitan                         Name: Henry F Nelson
Title: CEO                                 Title: President